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                              THE BENCHMARK FUNDS

                           ADMINISTRATION AGREEMENT


     AGREEMENT made this 31st day of March, 1998, between THE BENCHMARK FUNDS, a Delaware business trust (the "Trust"), and GOLDMAN, SACHS & CO., a New York limited partnership (the "Administrator").



                                  WITNESSETH:
                                  ----------

     WHEREAS, the Trust is an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust is authorized to issue shares of beneficial interest ("Shares") in separate series with each such series representing the interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Trust currently intends to offer shares of beneficial interest in seventeen portfolios, known as the Diversified Assets Portfolio, Government Portfolio, Government Selected Portfolio, Tax-Exempt Portfolio, U.S. Treasury Index Portfolio, Short-Intermediate Bond Portfolio, Bond Portfolio, Intermediate Bond Portfolio, Equity Index Portfolio, Small Company Index Portfolio, Diversified Growth Portfolio, U.S. Government Securities Portfolio, Focused Growth Portfolio, Balanced Portfolio, International Growth Portfolio, International Bond Portfolio and International Equity Index Portfolio; such Portfolios (the "Current Portfolios") together with all other portfolios subsequently established by the Trust and made subject to this Agreement being herein collectively referred to as the "Portfolios"; and

     WHEREAS, the Trust desires to retain the Administrator to act as administrator of the Trust and the Administrator is willing to so act;

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1.   Appointment of Administrator.  The Trust hereby appoints the
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Administrator to act as administrator of the Trust for the periods and on the terms herein set forth. The Administrator accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2.   Delivery of Documents.  The Trust has delivered (or
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will deliver as soon as is possible) to the Administrator copies of each of the following documents:

          (a) Agreement and Declaration of Trust of the Trust dated as of July 1, 1997, together with all Amendments thereto (such Agreement and Declaration of Trust, as currently in effect and as amended from time to time, is herein called the "Trust Agreement"), copies of which are also on file with the Trust;

          (b) By-Laws of the Trust (such By-Laws, as currently in effect and as amended from time to time, are herein called the "By-Laws");

          (c) Advisory Agreement between the Trust and The Northern Trust Company ("Northern") (such Agreement, as currently in effect and as amended and/or superseded from time to time, is herein called the "Advisory Agreement");

          (d)  Custodian Agreement between the Trust and Northern;

          (e)  Transfer Agency Agreement between the Trust and Northern;

          (f) Prospectus and Statement of Additional Information of the Trust (such Prospectus and Statement of Additional Information, as presently in effect and as amended, supplemented and/or superseded from time to time, is herein called the "Prospectus" and "Statement of Additional Information," respectively);

          (g) Post-Effective Amendment No. 38 to the Trust's Registration Statement on Form N-1A (No. 2-80543) under the Securities Act of 1933 (the "1933 Act") and Amendment No. 39 to the Trust's Registration Statement on such form (No. 811-3605) under the 1940 Act filed as a single document with the Securities and Exchange Commission (the "Commission") (such Registration Statement, as presently in effect and as amended from time to time, is herein called the "Registration Statement");

     The Trust agrees to promptly furnish the Administrator from time to time with copies of all amendments of or supplements to or otherwise current versions of any of the foregoing documents not heretofore furnished.

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     3.   Duties of Administrator.
          -----------------------

          (a) Subject to the general supervision of the Trustees of the Trust, the Administrator:

               (i) shall provide supervision of all aspects of the Trust's operations (other than those referred to in paragraph 3(a) of the Advisory Agreement) (the parties giving due recognition to the fact that certain of such operations to be supervised are performed by Northern pursuant to the Trust's agreements with Northern referred to in paragraph 2 hereof);

               (ii) shall, to the extent not provided pursuant to the Trust's agreements with Northern referred to in paragraph 2 hereof, provide the Trust with such personnel as are reasonably necessary for the conduct of the Trust's affairs;

               (iii) shall, to the extent not provided pursuant to the Trust's agreements with Northern referred to in paragraph 2 hereof, arrange for (A) the preparation for the Trust of all required tax returns, (B) the preparation and submission of reports to existing Shareholders, and (C) the periodic updating of the Prospectus and the preparation of reports filed with the Commission and other regulatory authorities (including qualification under state securities or Blue Sky laws of the Trust's Shares);

               (iv) shall, to the extent not provided pursuant to the Trust's agreements with Northern referred to in paragraph 2 hereof, provide the Trust with adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items, in Chicago, Illinois;

               (v) and shall prepare the Trust's expense budgets and arrange for the payment of the Trust's bills.

          (b) The Administrator, in the performance of its duties hereunder, shall act in conformity with the Trust Agreement, By-Laws, Registration Statement and Prospectus and Statement of Additional

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               Information and with the instructions and directions of the
               Trustees of the Trust, and will use its best efforts to conform to the requirements of the 1940 Act and all other applicable federal and state laws, regulations and rulings.

          (c) The Administrator shall render to the Trustees of the Trust such periodic and special reports as the Trustees may reasonably request.

          (d) The services of the Administrator hereunder are not deemed exclusive and the Administrator shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

          (e)  Provide officers to the Trust.

     4.   Expenses.
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          (a)  During the term of this Agreement, the Administrator will pay all expenses incurred by it in connection with the performance of its duties under paragraph 3 hereof, other than the out-of-pocket cost of the preparations, submissions, updatings and filings referred to in paragraph 3(a)(iii).

          (b) If, in any fiscal year, the sum of a Portfolio's expenses (including the fee payable pursuant to paragraph 5 hereof, but excluding the investment advisory fee and transfer agency fee payable to Northern pursuant to its agreements with the Trust referred to in paragraph 2 hereof and servicing fees, and extraordinary expenses such as taxes, interest, and indemnification expenses) exceeds on an annualized basis .10% of a Portfolio's average net assets (0.25% for each International Portfolio, including the International Growth Portfolio, International Bond Portfolio and International Equity Index Portfolio) for such fiscal year, the Administrator will reimburse each Portfolio for the amount of such excess in accordance with the following timetable. Expenses reimbursements, if any, will be calculated and paid monthly. The amount of the reimbursement paid by the Administrator to each Portfolio will be computed as of the end of each month by (1) determining the difference between the Portfolio's accrued annualized expense ration and the above percentage limitation; (2) multiplying this

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               percentage by the Portfolio's year to date average net asset value for such month to obtain the cumulative dollar amount of such excess; and (3) subtracting from the cumulative dollar amount of such excess the cumulative amount of reimbursements made to such Portfolio by the Administrator since the beginning of the fiscal year. A positive remainder represents the amount to be paid by the Administrator to the Portfolio; a negative remainder represents the amount to be paid by the Portfolio to the Administrator.

          (c) In the event that the reimbursements described in paragraph (b) to the Portfolios cause the aggregate net administration fees actually earned by Goldman Sachs on behalf of all the Fund's Portfolios during any fiscal year pursuant to the Administration Agreement to be less than the sum of (a) $1 million for the first 12 Portfolios that were actively engaged in operations during any part of such fiscal year plus (b) $50,000 for each additional Portfolio that was actively engaged in operations during any part of such fiscal year (the "Minimum Fee"), Northern agrees to pay to Goldman Sachs, promptly following the close of each fiscal year of the Fund, and amount equal to the difference between such earned net administration fees and the Minimum Fee.

     5.   Compensation.
          ------------

          (a) For the services provided and the expenses assumed by the Administrator for each non-international portfolio (which include supervision with respect to the Trust's non-investment advisory operations) pursuant to the Agreement, the Trust will pay to the Administrator as full compensation therefor a fee at an annual rate of .10% of each Portfolio's average daily net assets.

               For the services provided and the expenses assumed by the Administrator for an International Portfolio, including the International Growth Portfolio, International Bond Portfolio and International Equity Index Portfolio (which include supervision with respect to the Trust's non-investment advisory operations) pursuant to the Agreement, the Trust will pay to the Administrator as full compensation therefor a fee at an annual rate of .15% of each Portfolio's average daily net assets.

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          (b)  The fee will be computed based on net assets on each day and will be paid to the Administrator monthly.

     6.  Books and Records.  The Administrator agrees to maintain such records
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with respect to its activities hereunder as may be required or as are appropriate. The Administrator further agrees that all records which it maintains for the Trust are the property of the Trust and it will surrender promptly to the Trust any of such records upon the Trust's request.

     7.   Indemnification.
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          (a)  The Trust hereby agrees to indemnify and hold harmless the
               Administrator, its officers, partners and employees and each person, if any, who controls the Administrator (collectively the "Indemnified Parties") against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the Securities Exchange Act of 1934, the 1940 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

               (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in the Registration Statement, the Prospectus or the Statement of Additional information, or any application or other document filed in connection with the qualification of the Trust or Shares of any Portfolio under the Blue Sky or securities laws of any jurisdiction ("Application"), except insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission either pertaining to a breach of the Administrator's duties in connection with this Agreement or the Distribution Agreement of even date herewith between the Administrator and the Trust, made in reliance upon and in conformity with information furnished by or on behalf of the Administrator for use in connection with the Registration Statement,

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                    the Prospectus and Statement of Additional Information or
                    any Application, or

               (ii) subject to clause (i) above, the Administrator acting hereunder or under the Distribution Agreement dated March 31, 1998 between the Administrator and the Trust;

and the Trust will reimburse each Indemnified Party for any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action.

          (b) If the Indemnification provided for in paragraph 7(a) is due in accordance with the terms of such paragraph but is for any reason held by a court to be unavailable from the Trust, then the Trust shall contribute to the aggregate amount paid or payable by the Trust and the Indemnified Parties as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the Trust and such Indemnified Parties in connection with the operations of the Trust, (ii) the relative fault of the Trust and such Indemnified Parties, and (iii) any other relevant equitable considerations. The Trust and the Administrator agree that it would not be just and equitable if contribution pursuant to this subparagraph (b) were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above in this subparagraph (b). The amount paid or payable as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subparagraph (b) shall be deemed to include any legal or other expense incurred by the Trust and the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (c) It is understood, however, that nothing in this paragraph 7 shall protect any Indemnified Party against, or entitle any Indemnified Party to indemnification against, or contribution with respect to, any liability to the Trust or its

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               Shareholders to which such Indemnified Party is subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of any reckless disregard of its obligations and duties, under this Agreement or the Distribution Agreement, or otherwise to an extent or in a manner inconsistent with Section 17 of the 1940 Act.

     8.   Duration and Termination.  Insofar as the holders of Shares
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representing the interests in the Current Portfolios are affected by this
Agreement, it shall continue, unless sooner terminated as provided herein, until April 30, 1999, and, insofar as the holders of Shares representing the interests in each of the other Portfolios are affected by this Agreement, it shall continue until April 30 of the year following the year in which the Portfolio becomes a Portfolio hereunder, and thereafter shall continue automatically for periods of one year so long as each such latter continuance is approved at least annually (a) by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons (as defined by the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by vote of a majority of the outstanding Shares (as defined with respect to voting securities in the 1940
Act) representing the interests in such Portfolio. This Agreement may be terminated by the Trust as to any Portfolio at any time, without the payment of any penalty, by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding Shares (as so defined) representing the interests in the Portfolio affected thereby on 60 days' written notice to the Administrator, or by the Administrator at any time, without the payment of any penalty, on 60 days' written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment (as defined by the 1940
Act).

     9.   Status of Administrator as Independent Contractor.  The Administrator
          -------------------------------------------------
shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trustees of the Trust from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust. The Administrator represents and warrants to the Trust that it is duly organized as a New York limited partnership and is and at all times will remain duly authorized and licensed to carry out its services as contemplated herein.

     10.  Amendment of Agreement.  This Agreement may be amended by mutual
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consent provided that such amendment is approved by vote of a majority of those
Trustees of the Trust who are not parties to this Agreement or interested persons (as defined in

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the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment.

     11.  Shareholder Liability.  This Agreement is executed by or on behalf of
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the Trust with respect to each of its Portfolios and the obligations hereunder are not binding upon any of the Trustees, officers or Shareholders of the Trust individually but are binding only upon the Portfolio to which such obligations pertain and the assets and property of such Portfolio. All obligations of the Trust under this Agreement shall apply only on a Portfolio-by-Portfolio basis, and the assets of one Portfolio shall not be liable for the obligations of another Portfolio.

     12.  Miscellaneous.  The captions in this Agreement are included for
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convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be construed in accordance with applicable federal law and (except as to paragraph 11 hereof which shall be construed in accordance with the laws of the State of Delaware) the laws of the State of Illinois and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors (subject to the last sentence of paragraph 8) and, to the extent provided in paragraph 7 hereof, each Indemnified Party. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations.

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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.


                              THE BENCHMARK FUNDS


Attest:                       By: /s/ Nancy L. Mucker
                                 _______________________________

                              Name: Nancy L. Mucker
                                   _____________________________

                              Title: Vice President
                                    ____________________________


Attest:                       GOLDMAN, SACHS & CO.

                              By: /s/ Nancy L. Mucker
                                 ________________________________

                              Name: Nancy L. Mucker
                                   ______________________________

                              Title: Vice President
                                    _____________________________


Attest:                       THE NORTHERN TRUST COMPANY
                              FOR PURPOSES OF PARAGRAPH 4(C) ONLY


                              By: /s/ Thomas L. Mallman
                                 ________________________________

                              Name: Thomas L. Mallman
                                   ______________________________

                              Title: Sr. Vice President
                                    _____________________________

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